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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-19121, 333-30797 and 333-57559) of our report dated February 7, 2000 (except for Note 1, paragraphs 2 through 5 of Note 2, and Note 14, as to which the date is October 21, 2000) with respect to the consolidated financial statements and schedule of Phoenix International Ltd., Inc., as restated, included in this Annual Report (Form 10-K/A) for the year ended December 31, 1999.



                                                          /s/ Ernst & Young LLP
Atlanta, Georgia
October 21, 2000